UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

Sprinklr, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40528	45-4771485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 9th Avenue
12th Floor
New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00003 per share	CXM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On August 10, 2026, the Board of Directors (the “Board”) of Sprinklr, Inc. (the “Company”) increased the size of the Board from seven to eight directors and, following the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Jordi Ribas, Ph.D., to serve as a member of the Board as a Class II director, for a term expiring at the Company’s 2029 Annual Meeting of Stockholders, effective as of August 17, 2026. Dr. Ribas will serve as a member of the Nominating and Corporate Governance Committee of the Board (the “Nom Gov Committee”) and as a member of the Strategy Committee of the Board (the “Strategy Committee”). The Board has determined that Dr. Ribas is “independent” pursuant to the rules of The New York Stock Exchange and other governing laws and applicable regulations.

Dr. Ribas, age 57, currently serves as President of Search & AI at Microsoft Corporation (“Microsoft”) and leads the product, engineering and growth teams for Microsoft Bing and the Web IQ search engine for agents. He and his team launched the original Copilot at Microsoft, which was foundational for the new era of generative AI at the company. His team’s innovations and services are leveraged in Microsoft Azure, Office and Windows, as well as partner products like OpenAI’s ChatGPT. Prior to joining Microsoft in February 2000, Dr. Ribas did research on data compression in the digital video department at Sharp Laboratories of America, Inc. and worked as a researcher in the advanced video processing laboratory at Nippon Telegraph and Telephone Corporation. Dr. Ribas has published over 50 technical publications, including 25 peer-reviewed journal and conference papers, 20 U.S. patents, and technical article contributions to standards such as ISO MPEG-4 and ITU H.264. He received the Young Investigator Award in the international conference VCIP for his work on video compression. Dr. Ribas holds an Enginyer Tecnic degree in Telecommunications Engineering from Escola d’Enginyeria La Salle, Barcelona, Spain, a M.S. in Engineering from the University of California, Irvine, and a Ph.D. in Electrical and Computer Engineering from the University of Michigan, Ann Arbor.

There is no arrangement or understanding between Dr. Ribas and any other person pursuant to which he was selected as a director, and there are no family relationships between Dr. Ribas and any of the Company’s other directors or executive officers. There are no transactions between Dr. Ribas and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Dr. Ribas is eligible to participate in the Company’s Amended and Restated Non-Employee Director Compensation Policy (as approved by the Compensation Committee of the Board on May 27, 2026, and as such policy may be further amended from time to time, the “Policy”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. Pursuant to the Policy, Dr. Ribas will receive (i) an initial equity award (the “Initial Award”) of restricted stock units (“RSUs”) under the Company’s 2021 Equity Incentive Plan (the “Plan”), valued at $200,000, and (ii) on the date of each annual stockholder meeting, an annual equity award of RSUs under the Plan (“Annual Award”), valued at $200,000, for his service as a member of the Board, in each case based on the closing price of the Company’s Class A common stock on the New York Stock Exchange as of the respective grant date; provided, however, that his first Annual Award will be prorated for a partial year of service. The Initial Award will vest in full on the first anniversary of the grant date, subject to Dr. Ribas’s continued service with the Company through such vesting date. Each Annual Award will vest in full on the earlier of (x) the first anniversary of the grant date or (y) the day prior to the date of the next annual meeting of stockholders, in each case, subject to Dr. Ribas’s continued service with the Company through such vesting date. In addition, Dr. Ribas will be paid a $40,000 annual cash retainer for his service on the Board, plus a $5,000 annual cash retainer for his service on the Nom Gov Committee, plus an $8,000 annual cash retainer for his service on the Strategy Committee, plus additional amounts for service on any additional committee(s) to which he may be appointed, paid in equal quarterly installments in arrears based on the date of our annual meeting of stockholders, prorated for any partial quarter of service.

In connection with his appointment, the Company and Dr. Ribas will enter into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”). The Indemnification Agreement requires the Company to indemnify each director, to the fullest extent permitted by Delaware law, for certain liabilities to which such director may become subject as a result of such director’s affiliation with the Company.

Related Governance Matters

In connection with Dr. Ribas’s appointment to the Strategy Committee, current director Eileen Schloss was removed therefrom, effective as of August 17, 2026.

Item 7.01	Regulation FD Disclosure.

On August 13, 2026, the Company issued a press release announcing the appointment of Jordi Ribas, Ph.D., to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

This information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

10.1	Amended and Restated Non-Employee Director Compensation Policy

99.1	Press release, dated August 13, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sprinklr, Inc.

	By:	/s/ Jacob Scott
Jacob Scott
General Counsel & Corporate Secretary

Dated: August 13, 2026